		Exhibit 99.1
United States Commodity Index Funds Trust
Monthly Account Statements
For the Month Ended September 30, 2011

	United States
	Commodity
Statements of Income (Loss)	Index Fund	Total

Income
Realized Trading Gain (Loss)	$(5,493,372)	$(5,493,372)
Unrealized Gain (Loss) on Market Value of Futures	(46,743,432)	(46,743,432)
Interest Income	7,396	7,396
ETF Transaction Fees	350	350
Total Income (Loss)	$(52,229,058)	$(52,229,058)

Expenses
Investment Advisory Fee	$335,533	$335,533
Brokerage Commissions	24,857	24,857
Tax Reporting Fees	13,500	13,500
Audit Fees	8,220	8,220
Prepaid Insurance Expense	1,236	1,236
Total Expenses	383,346	383,346
Net Gain (Loss)	$(52,612,404)	$(52,612,404)

Statements of Changes in Net Asset Value

Net Asset Value Beginning of Period 9/1/11	$450,170,640	$450,170,640
Withdrawals	(5,847,988)	(5,847,988)
Net Gain (Loss)	(52,612,404)	(52,612,404)

Net Asset Value End of Period	$391,710,248	$391,710,248
Net Asset Value Per Unit	$58.46

Statements of Changes in Units Outstanding

Units Outstanding Beginning of Period 9/1/11	6,800,020	6,800,020
Withdrawals	(100,020)	(100,020)
Units Outstanding End of Period 9/30/11	6,700,000	6,700,000

To the Unitholders of United States Commodity Index Fund:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statements for the month ended September 30, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, Sponsor of United States Commodity Index Funds Trust

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502